UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) December 28, 2016

KOPIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North Drive, Westborough, MA		01581
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (508) 870-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

Kopin Corporation ("Kopin") issued a press release on January 3, 2017, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by reference, in which Kopin announced that on December 28, 2016 it had entered into a strategic relationship and a common stock purchase agreement with Goertek Inc. (“Goertek”), pursuant to which Kopin has agreed to sell 7,339,000 unregistered shares of its common stock for an aggregate offering price of $23,851,750 to Goertek. The closing of the sale is subject to standard closing conditions and is scheduled for completion by January 27, 2017. Kopin plans to rely on Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated under the Securities Act, for the sale of the shares, based on the fact that (i) it is a sale to only one purchaser, who as of the date of the common stock purchase agreement, is an “accredited investor (as defined by Rule 501 under the Securities Act), (ii) none of the parties engaged in any general solicitation, directly or indirectly in connection with the sale of the shares, (iii) the shares are restricted from transfer unless registered with the Securities and Exchange Commission, or qualify for an exemption from registration, and (iv) no event within the past six months has occurred that would cause the offering to be integrated with another exempt or registered offering.

Item 9.01.  Financial Statements and Exhibits.
(d)       Exhibits.

99.1	Press release dated January 3, 2017, entitled, "KOPIN ENTERS INTO STRATEGIC RELATIONSHIP WITH GOERTEK INC."

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated: January 3, 2017	By:	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated January 3, 2017, entitled, "KOPIN ENTERS INTO STRATEGIC RELATIONSHIP WITH GOERTEK INC."